Exhibit 99.1

Archipelago Announces Conference Call and First Quarter 2005 Results

Conference Call at 4:30 P.M Eastern Standard Time

First Quarter Sees Increased Earnings Per Share from Fourth Quarter 2004;
Highlights Include Announced Acquisition of Pacific Holdings —

CHICAGO, April 20, 2005 — /PRNewswire-FirstCall/ — Archipelago Holdings, Inc. (PCX: AX), owner and operator of the Archipelago ExchangeSM (ArcaEx®), the nation’s first totally open, all-electronic stock exchange, will hold a conference call today at 4:30pm (EST).  The dial-in information for the call is 866-320-4707 and the pass code is 779799.  A webcast will also be available on the Archipelago website at www.archipelago.com.

Today, Archipelago Holdings, Inc. also reported net income of $13.2 million, or $0.28 per diluted share, for the first quarter of 2005 as compared to $12.5 million, or $0.26 per diluted share, for the fourth quarter of 2004.

Archipelago reported pre-tax income of $21.9 million for the first quarter of 2005 which was substantially equivalent to the $22.0 million net income, or $0.55 per diluted share, reported for the first quarter of 2004 when the Company operated as a limited liability company and was not required to pay taxes at the corporate level.

Jerry Putnam, Chairman and CEO of Archipelago commented, “Our first quarter 2005 results were solid as we continued to deliver on our goal of providing fast, fair and efficient trading services to investors.  We continued to roll out new products for traders, made progress in our efforts to attract corporate issuers, with three new listings in the quarter, in addition to focusing on the required approvals and integration planning for our pending acquisition of PCX Holdings, Inc.”

First Quarter Financial Information

•      Total revenues for the first quarter of 2005 were $133.7 million as compared to $146.9 million for the first quarter of 2004.

•      Cost of revenues declined $14.0 million, or 15.0%, to $78.4 million for the first quarter of 2005 from $92.4 million for the same period in 2004.

•      Gross margins increased to $55.3 million for the first quarter of 2005 from $54.5 million for the first quarter of 2004.  As a percentage of total revenues, gross margin increased to 41.3% for the first quarter of 2005 from 37.1% for the first quarter of 2004.

•      Liquidity payments decreased slightly to $51.9 million, or 38.9% of total revenues, in the first quarter of 2005 from $53.2 million, or 36.2% of total revenues in the first quarter of 2004.

•      Clearance, brokerage and other transaction expenses declined to $7.7 million or 5.7% of total revenues in the first quarter of 2005 from $12.7 million, or 8.6% of total revenues in the first quarter of 2004.

•      Total indirect expenses were $34.2 million in the first quarter of 2005, a 5.0% increase from the $32.6 million reported for the same period in 2004.

•      As of March 31, 2005, Archipelago had $193.2 million of cash and cash equivalents and no outstanding long-term debt obligations.

First Quarter Volume Information

•      Total U.S. market volumes were down to 262.8 billion shares for the first quarter of 2005 from 269.4 billion shares for the same period in 2004.  Clients executed 35.8 billion shares or 13.6% of total U.S. equity securities on ArcaEx during the first quarter of 2005 compared to 37.8 billion shares or 14.0% for the same period in 2004.

•      ArcaEx market share was 23.5% in Nasdaq-listed stocks down slightly from 23.7% in the fourth quarter of 2004 and 25.5% from the first quarter in 2004.

•      ArcaEx market share increased to 2.5% in NYSE-listed stocks from 2.3% in the fourth quarter of 2004 and 1.6% from the first quarter in 2004.

•      ArcaEx market share was 25.5% in AMEX-listed stocks, in line with 25.6% in the fourth quarter of 2004 and up from 17.6% in the first quarter of 2004.

•      The internal match rate rose to 88.4% on ArcaEx compared to an internal match rate of 87.4% in the fourth quarter of 2004 and 85.5% in the first quarter in 2004.

First Quarter Business Highlights

•      Archipelago announced that it had entered into a definitive agreement to acquire PCX Holdings, Inc., the parent company of the Pacific Exchange (PCX) and PCX Equities, Inc. The Company expects that, ArcaEx will be the first exchange to bring together the all-electronic trading of equity securities and options products upon the closing of this pending acquisition, thereby expanding and diversifying Archipelago’s business lines.

•      During the first quarter of 2005, American International Group, Inc. (AIG), optionsXpress (OXPS) and Metropolitan Health Networks (MDF) dually listed on ArcaEx, a facility of the Pacific Exchange.

•      Sun Microsystems, Inc. and Archipelago Holdings Inc. announced the companies plan to build the world’s first online compute exchange.

•      Matthew Gelber joined Archipelago in the position of Executive Managing Director, Options, and will be responsible for coordinating Archipelago’s options business and managing the Company’s integration of the PCX options exchange.

•      Margaret Lauderback joined Archipelago as Managing Director, Government Affairs. In this newly created position, Ms. Lauderback will be responsible for representing the interests of Archipelago before members of Congress, the White House, other government entities, and think tanks, along with maintaining an office in Washington DC.

•      The Company implemented the changes necessary to open ArcaEx for trading at 4 AM Eastern Time for all U.S. listed and OTC stocks upon receipt of the Securities and Exchange Commission’s approval.  Trading commenced at 4 AM Eastern Time on April 8, 2005.

About Archipelago

Archipelago Holdings, Inc. (PCX:AX) owns and operates the Archipelago Exchange (ArcaEx). ArcaEx is the first totally open all-electronic stock market in the United States. Through its alliance with the Pacific Exchange, Inc., Archipelago operates ArcaEx as the exclusive equities trading facility of PCX Equities, Inc. Through ArcaEx, Archipelago customers can trade over 8,000 equity securities, including securities listed on the New York Stock Exchange(R), Nasdaq(R), American Stock Exchange(R) and Pacific Exchange(R). ArcaEx is regulated by the Pacific Exchange. The Archipelago ECN, a precursor to ArcaEx, was one of the four original ECNs, formed in December 1996 with Townsend Analytics.

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Archipelago’s current expectations and involve risks and uncertainties that could cause Archipelago’s actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Factors that could cause Archipelago’s results to differ materially from current expectations include: general economic and business conditions, industry trends, competitive conditions, regulatory developments as well as other risks or factors identified in the Company’s filings with the Securities Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 which is available on the Company’s website at http://www.archipelago.com. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligation to disclose material information under the Federal securities laws, Archipelago undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Archipelago Holdings, Inc.

Margaret Nagle, 312-442-7083 (Press)

Patrick Murphy, 312-442-7005 (Investor Relations)

Archipelago Holdings, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2005	2004	2004
Revenues
Transaction fees	$118,726	$120,554	$135,001
Market data fees	14,850	18,141	11,724
Listing fees	118	121	89
Total revenues	133,694	138,816	146,814

Cost of revenues
Liquidity payments	51,938	51,696	53,204
Routing charges	18,841	21,563	26,480
Clearance, brokerage and other transaction expenses	7,666	6,828	12,666
Total cost of revenues	78,445	80,087	92,350

Gross margin	55,249	58,729	54,464
Gross margin as a % of total revenues	41.3%	42.3%	37.1%

Indirect expenses
Employee compensation and benefits	12,504	11,041	10,333
Depreciation and amortization	5,423	5,452	10,732
Communications	5,509	5,380	4,529
Marketing and promotion	3,075	7,979	1,746
Legal and professional	3,133	2,908	2,303
Occupancy	1,444	1,412	977
General and administrative	3,086	4,795	1,934
Total indirect expenses	34,174	38,967	32,554

Operating income	21,075	19,762	21,910
Interest and other, net	866	1,034	68
Income before income tax provision	21,941	20,796	21,978
Income tax provision	8,776	8,271	—
Net income	$13,165	$12,525	$21,978

Per share data:

Basic earnings before income tax expense per share	$0.47	$0.44	$0.61
Basic income tax provision per share	(0.19)	(0.18)	—
Basic earnings per share, GAAP	$0.28	$0.27	$0.61

Diluted earnings before income tax expense per share	$0.46	$0.44	$0.55
Diluted income tax provision per share	(0.18)	(0.17)	—
Diluted earnings per share, GAAP	$0.28	$0.26	$0.55

Basic weighted average shares outstanding	47,142	47,137	36,169	(a)
Diluted weighted average shares outstanding	47,799	47,635	40,163	(a)

(a)   Adjusted to reflect our reorganization from a Delaware limited liability company to a Delaware corporation on August 11, 2004.

Archipelago Holdings, Inc.

Consolidated Statements of Financial Condition

(In thousands)

	March 31,	December 31,
	2005	2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$193,184	$177,878
Accounts receivable, net	65,900	73,126
Total current assets	259,084	251,004

Fixed assets, net	47,808	49,495
Goodwill	131,865	131,865
Other intangible assets, net	91,763	92,169
Deferred tax asset, net	1,107	1,839
Other assets	10,932	8,076
Total assets	$542,559	$534,448

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued expenses	$66,978	$72,030
Capital lease obligations	1,039	1,545
Total liabilities	68,017	73,575

Stockholders' equity
Common stock	471	471
Additional paid-in capital	456,989	451,625
Unearned stock-based compensation	(4,879)	(19)
Retained earnings	21,961	8,796
Total stockholders' equity	474,542	460,873
Total liabilities and stockholders' equity	$542,559	$534,448

Archipelago Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2005	2004	2004
Cash flows from operating activities
Net income	$13,165	$12,525	$21,978
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,015	5,046	10,325
Amortization of other intangible assets	406	406	407
Provision for doubtful accounts	—	(400)	—
Deferred taxes	732	1,441	—
Stock-based compensation	414	37	38
Tax benefit from stock option exercises	37	18	—
Changes in operating assets and liabilities:
Accounts receivable	7,226	(2,589)	(11,796)
Other assets	(2,857)	1,781	(2,517)
Accounts payable and accrued expenses	(5,052)	(7,398)	2,155
Net cash provided by operating activities	19,086	10,867	20,590

Cash flows from investing activities
Additions to fixed assets	(3,328)	(5,364)	(6,286)
Net cash used in investing activities	(3,328)	(5,364)	(6,286)

Cash flows from financing activities
Principal payments under capital lease obligations	(506)	(497)	(626)
Proceeds from exercises of stock options	54	16	—
Direct costs of initial public offering	—	—	(3,144)
Net cash used in financing activities	(452)	(481)	(3,770)

Net increase in cash and cash equivalents	15,306	5,022	10,534
Cash and cash equivalents at beginning of period	177,878	172,856	111,815
Cash and cash equivalents at end of period	$193,184	$177,878	$122,349

Archipelago Holdings, Inc.

Operating Data

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2005	2004	2004

Trading Days	61	64	62

Total U.S. market volume (millions of shares)(1)	262,846	260,045	269,448
Our total U.S. market volume (millions of shares)(1)	35,830	36,168	37,750

Our share of total U.S. market volume(1)(2)	13.63%	13.91%	14.01%
% of handled shares matched internally(3)	10.84%	10.84%	10.50%
% of handled shares routed out(3)	2.79%	3.07%	3.51%

Total volume of Nasdaq-listed securities (millions of shares)	122,238	121,008	126,314
Our total volume of Nasdaq-listed securities (millions of shares)	28,768	28,682	32,239

Our share of total volume of Nasdaq-listed securities(2)	23.53%	23.70%	25.52%
% of handled shares matched internally(3)	18.68%	18.26%	19.16%
% of handled shares routed out(3)	4.85%	5.44%	6.36%

Total volume of NYSE-listed securities (millions of shares)	125,194	120,810	123,068
Our volume in NYSE-listed securities (millions of shares)	3,126	2,828	1,972

Our share of total volume of NYSE-listed securities(2)	2.50%	2.34%	1.60%
% of handled shares matched internally(3)	1.82%	1.69%	0.95%
% of handled shares routed out(3)	0.68%	0.65%	0.65%

Total volume of AMEX-listed securities (millions of shares)	15,415	18,227	20,066
Our volume in AMEX-listed securities (millions of shares)	3,936	4,658	3,539

Our share of total volume on AMEX-listed secutities(2)	25.53%	25.56%	17.64%
% of handled shares matched internally(3)	21.98%	22.28%	14.50%
% of handled shares routed out(3)	3.55%	3.28%	3.14%

Our ETF volume (millions of shares)	4,943	4,618	3,046

Our U.S. equity transaction volume (thousands of transactions)	115,746	112,255	101,274

Our average U.S. equity transaction size (shares per transaction)	310	322	373
Our average U.S. equity transactions per day (thousands of transactions)	1,897	1,754	1,633

Our average transaction-related revenue (per share)(4)	$0.0033	$0.0033	$0.0036
Our average transaction-related cost of revenue (per share)(5)	$0.0020	$0.0020	$0.0021
Our average transaction-related gross margin (per share)(6)	$0.0013	$0.0013	$0.0015

% of customer order volume matched internally(7)	88.4%	87.4%	85.5%
% of customer order volume routed out(7)	11.6%	12.6%	14.5%

(1)   U.S. market volume is calculated based on the number of shares of equity securities traded on the NYSE, AMEX and Nasdaq, including exchange-traded funds, as reported in the consolidated tape. The "consolidated tape" is the system that continuously provides the last sale price and volume of securities transactions in listed securities to the public.

(2)   Our market share is calculated based on the number of shares handled on the Archipelago system as a percentage of total volume. For example, if a customer's 10,000 share buy order is matched with another customer's 10,000 share sell order in our internal liquidity pool, our handled volume will be 10,000 shares. If the buy or sell order were routed out, our handled volume would still be 10,000 shares.

(3)   Represents our share of the total volume of such securities handled on ArcaEx that was either matched internally on ArcaEx or routed out to an external market center.

(4)   The per share amount is calculated based on our total revenues derived from transaction fees of $118.7 million, $120.5 million and $135.0 million for the three months ended March 31, 2005, December 31, 2004 and March 31, 2004, respectively.

(5)   The per share amount is calculated based on our cost of revenues derived from transaction fees, which consist of routing charges and liquidity payments, of $70.8 million, $73.3 million and $79.7 million for the three months ended March 31, 2005, December 31, 2004 and March 31, 2004, respectively. The cost of revenue from transaction fees used in the per share computation does not include clearance, brokerage and other transaction expenses.

(6)   The per share amount is calculated based on our net revenues received from transaction fees, and our total U.S. market volume for the relevant period.

(7)   The percentage of customer order volume matched internally is calculated by dividing the volume of customer orders executed within our internal liquidity pool (including the volume of both buy orders and sell orders) by the total volume of customer orders (again including the volume of both buy orders and sell orders when such orders are matched internally). The percentage of customer orders routed out is calculated by dividing the volume of customer orders routed to other market centers by the total volume of customer orders.